Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 2002-S15

                        Supplement dated October 8, 2002
                                       to
                 Prospectus Supplement dated September 24, 2002
                                       to
                        Prospectus dated August 26, 2002

     Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the prospectus supplement dated September 24, 2002.

     Clause (iv)(A) on page S-39 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

       (A) 64.4126471445% to the Class A-1, Class A-2, Class A-3 and Class A-5 Certificates, in the following manner and priority:

              (1) first, concurrently as follows:

                    (a) 63.4006212345% to the Class A-1 Certificates,  until the
               Certificate  Principal  Balance thereof has been reduced to zero;
               and

                    (b) 36.5993787655%, concurrently as follows, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                         (I) 72.5808927417% to the Class A-2 Certificates; and

                         (II) 27.4191072583% to the Class A-3 Certificates; and

               (2) second, to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until January 7, 2003.

Morgan Stanley                                          Bear, Stearns & Co. Inc.


                                  Underwriters